FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is dated as of the 19th day of December, 2006, among PARKWAY PROPERTIES, LP ("Borrower"), 111 CAPITOL BUILDING LIMITED PARTNERSHIP, PARKWAY JACKSON LLC, PARKWAY LAMAR LLC, PARKWAY PROPERTIES, INC. and PARKWAY PROPERTIES GENERAL PARTNERS, INC. (collectively, the "Guarantors"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the "Agent"), WACHOVIA CAPITAL MARKETS, LLC, as Sole Lead Arranger and Sole Book Runner (the "Lead Arranger"), and the lenders a party hereto (collectively, the "Lenders").

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders executed and delivered that certain Amended and Restated Credit Agreement, dated as of April 27, 2006 (as amended, supplemented or other modified from time to time, the "Credit Agreement");

WHEREAS, the Borrower has requested, and the Agent and the Lenders have agreed to, certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Guarantors, the Agent and the Lenders hereby covenant and agree as follows:

1.                  Definitions.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.                  Modification of the Credit Agreement.  The Borrower, the Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)                By deleting in its entirety Section 9.1(a) of the Credit Agreement, and inserting in lieu thereof the following:

"(a)      the Secured Debt to Total Asset Value Ratio to exceed forty-five percent (45%) at any time; provided that the Borrower shall not permit, on a consolidated basis in accordance with GAAP, the Secured Debt to Total Asset Value Ratio to exceed (i) forty eight and a half percent (48.5%) at any time during the period from and including July 11, 2006 through and including January 7, 2007 and (ii) forty six and a half percent (46.5%) at any time during the period from and including January 8, 2007 through and including March 31, 2007;"

3.                  Restatement of Representations and Warranties.  The Borrower and Guarantors hereby restate and renew each and every representation and warranty heretofore made by them in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) and with specific reference to this First Amendment and all other loan documents executed and/or delivered in connection herewith.

4.                  References to Credit Agreement.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

5.                  Acknowledgment of the Borrower and Guarantors.  The Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of the Borrower and Guarantors enforceable against the Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this First Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of the Borrower's or any Guarantors' obligations under the Loan Documents.

6.                  No Default.  By execution hereof, the Borrower and Guarantors certify that each of them is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this First Amendment, and that no Default or Event of Default has occurred and is continuing.

7.                  Waiver of Claims. The Borrower and Guarantors acknowledge, represent and agree that none of the Borrower or any Guarantor has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Agent or any Lender, or any past or present officers, agents or employees of the Agent or any Lender, and the Borrower and each Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8.                  Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents and the Credit Agreement as modified and amended herein.  Nothing in this First Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and Guarantors under the Loan Documents.

9.                  Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (which may be by telecopier pursuant to Section 13 below) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

10.              Section References.  Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

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11.              Further Assurances.  The Borrower and Guarantors agree to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

12.              Governing Law.  This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

13.              Conditions Precedent.  This First Amendment shall become effective only upon (i) execution hereof by the Agent and Arranger, and (ii) execution and return to counsel for the Agent at the telecopier number set forth below of a copy hereof by the Borrower, the Guarantors and the Requisite Lenders.  Executed copies hereof shall be sent by facsimile to counsel for the Agent, McKenna Long & Aldridge, LLP, Attention:  Matthew D. Royko, at Telecopier number 404‑527‑4198, Confirmation number 404-527-4641.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent, and the Lenders have caused this First Amendment to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

BORROWER:

PARKWAY PROPERTIES LP, a Delaware limited

partnership

By:       Parkway Properties General Partners, Inc., a

            Delaware corporation, General Partner

By:
Name:
Title:

By:
Name:
Title:

[SEAL]

GUARANTORS:

111 CAPITOL BUILDING LIMITED PARTNERSHIP,

a Delaware limited partnership

By:       Parkway Jackson LLC, a Mississippi limited

            liability company, its sole general partner

By:       Parkway Properties LP, a Delaware limited

            partnership, its sole member

            By:       Parkway Properties General Partners,

                        Inc., a Delaware corporation, its sole

                        general partner

                        By:
                        Name:
                        Title:

                        By:
                        Name:
                        Title:

[SEAL]

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement with Parkway Properties LP]

PARKWAY JACKSON LLC, a Mississippi limited

liability company, its sole general partner

By:       Parkway Properties LP, a Delaware limited

            partnership, its sole member

            By:       Parkway Properties General Partners, Inc., a

                        Delaware corporation, its sole general partner

                        By:
                        Name:
                        Title:

                        By:
                        Name:
                        Title:

[SEAL]

PARKWAY LAMAR LLC, a Mississippi limited liability

company

By:       Parkway Properties LP, a

            Delaware limited partnership, its sole member

            By:       Parkway Properties General Partners, Inc., a

                        Delaware corporation, its sole general partner

                        By:
                        Name:
                        Title:

                        By:
                        Name:
                        Title:

[SEAL]

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Credit Agreement with Parkway Properties LP]

PARKWAY PROPERTIES, INC., a Maryland

corporation

By:
Name:
Title:

By:
Name:
Title:

[SEAL]

PARKWAY PROPERTIES GENERAL PARTNERS,

INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

[SEAL]

[Signature Page to First Amendment to Credit Agreement with Parkway Properties LP]

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, as

Agent, as a Lender, as Swingline Lender and as Issuing Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agent and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Co-Documentation

Agent and as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Co-Documentation

Agent and as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-

Documentation Agent and as a Lender

By:
Name:
Title:

[Signatures Continued On Next Page]

[Signature Page to First Amendment to Credit Agreement with Parkway Properties LP]

US BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

TRUSTMARK NATIONAL BANK

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL

ASSOCIATION

By:
Name:
Title: